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                                                                    EXHIBIT 99.2



                   CONSENT OF WASSERSTEIN PERELLA & CO., INC.



                  We hereby consent to the use in the Registration Statement on Form S-4, of Hovnanian Enterprises, Inc. ("Hovnanian"), covering the securities of Hovnanian to be issued in connection with the merger of Washington Homes, Inc. ("Washington Homes") into WHI Holding Co., a wholly-owned subsidiary of Hovnanian, and in the related Prospectus/Joint Proxy Statement of Washington Homes and Hovnanian, of our opinion dated August 27, 2000 appearing as Annex II to such Joint Proxy Statement /Prospectus, and to the description therein of such opinion; and to the references therein to us under the heading "Opinion of Washington Homes' Financial Advisor". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


/S/WASSERSTEIN PERELLA & CO., INC.


Wasserstein Perella & Co., Inc.

New York, New York
December 15, 2000